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                                                                   Exhibit 10.32

                                PROMISSORY NOTE

$6,897,878.91                                                As of June 30, 2000


     FOR VALUE RECEIVED, on or before December 31, 2000 (the "Maturity Date") RF
                                                              -------------
MONOLITHICS, INC. ("Borrower"), does hereby unconditionally promise to pay to
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the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"), at its offices in
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Dallas County, Texas at 1717 Main Street, Dallas, Texas 75201, the principal amount of SIX MILLION EIGHT HUNDRED NINETY-SEVEN THOUSAND EIGHT HUNDRED SEVENTY-EIGHT and 91/100 DOLLARS ($6,897,878.91) ("Total Principal Amount"), in lawful
                                           ----------------------
money of the United States of America, together with interest on the Total Principal Amount until paid at the rates per annum provided below.

     1.   Definitions. For purposes of this promissory note ("Note"), unless the
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context otherwise requires, in addition to the other terms defined herein, the following terms shall have the definitions assigned to such terms as follows:

     "Adjusted LIBOR Rate" shall mean with respect to each Interest Period, on
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any day thereof an amount equal to the sum of (i) four percent (4.0%), plus,
(ii) the quotient of (a) the LIBOR Rate with respect to such Interest Period, divided by (b) the remainder of 1.0 less the Reserve Requirement in effect on such day. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

     "Business Day" shall mean any day other than a Saturday, Sunday, or any
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other day on which national banking associations are authorized to be closed.

     "Consequential Loss" shall mean, with respect to Borrower's payment of all
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or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such
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principal amount.

     "Contract Rate" shall mean a rate of interest based upon the Adjusted LIBOR
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Rate or Prime Rate in effect at any time.

     "Dollars" shall mean lawful currency of the United States of America.
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     "Event of Default" shall mean the occurrence of an "Event of Default" as
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defined in the Loan Agreement.

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     "Excess Interest Amount" shall mean, on any date, the amount by which (i)
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the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Note on or prior to such date.

     "Interest Payment Date" shall mean (i) in the case of the Prime Rate
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Balance, on the first day of each month during the term of this Note beginning on March 1, 2000, and on the Maturity Date, and (ii) in the case of any LIBOR Balance, the last day of the corresponding Interest Period with respect to such LIBOR Balance and on the Maturity Date.

     "Interest Period" shall mean, with respect to any LIBOR Balance, a period
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commencing on the date which the principal amount of such LIBOR Balance began to accrue interest at the Adjusted LIBOR Rate and ending one (1) month, two (2) months, or three (3) months thereafter as Borrower previously elected in accordance with a notice to Bank, provided that (A) any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding London Business Day and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity
Date.

     "LIBOR Balance" shall mean any principal balance of this Note which bears
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interest at a rate based upon the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each Interest Period, the offered
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rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to the Interest Period as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first date of each Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on the Telerate then such offered rate shall be otherwise independently determined by Bank from an alternate, substantially similar independent source available to Lender or shall be calculated by Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. The LIBOR Rate for the Interest Period to which it relates shall be rounded upward, if necessary, to the nearest one-one hundredth of one percent.

     "Loan Agreement" shall mean that certain Letter Loan Agreement dated March
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8, 1996 by and between Bank and Borrower as amended by that certain First
Amendment to Loan Agreement dated as of December 31, 1997 by and between Borrower and Bank, by that certain Second Amendment to Loan Agreement dated as of July 15, 1999 by and between Borrower and Bank, by that certain Waiver and Third Amendment to Loan Agreement dated as of February 29, 2000 by and among Borrower, Bank, and Banc One Leasing Corporation, by that certain Waiver and Fourth Amendment to Loan Agreement dated concurrently herewith by and between Borrower and Bank, and as such agreement may be further amended, restated, or otherwise modified from time to time.

     "Loan Documents" shall mean this Note, the Loan Agreement, and all other
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documents evidencing, securing, governing, guaranteeing, and/or pertaining to this Note.

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     "London Business Day" shall mean any day other than a Saturday, Sunday, or
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a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     "Maximum Rate" shall mean, with respect to the holder hereof, the maximum
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nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect in the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Credit Code, as supplemented by the Texas Credit Title, is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate under the Act pursuant to the "weekly rate ceiling," from time to time in effect, as referred to in said Chapter 303; subject, however, to the limitations on such applicable ceiling referred to and defined in said Chapter 303, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to eighteen percent (18.0%).

     "Prime Rate" shall mean the rate established from time to time by Bank as
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its Prime Rate of interest (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers).

     "Prime Rate Balance" shall mean that portion of the principal balance of
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this Note bearing interest at a rate based upon the Prime Rate.

     "Regulation D" shall mean Regulation D of the Board of Governors of the
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Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Reserve Requirement" shall, on any day, mean that percentage (expressed as
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a decimal fraction) which is in effect on such day, as provided by the Board of
Governors of the Federal Reserve System (or any successor governmental body) for determining the reserve requirements (including, without limitation, basic, supplemental, marginal, and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation. For purposes of this definition, any LIBOR Balances hereunder shall be deemed "Eurocurrency liabilities" under Regulation D without benefit of or credit for prorations, exemptions, or offsets under Regulation D. Bank's determination of the Reserve Requirement shall be conclusive.

     2.   Payments of Interest and Principal. Interest on the unpaid principal
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balance of this Note shall be due and payable on each Interest Payment Date as it accrues and the entire unpaid principal balance of this Note, and all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

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     3.   Rates of Interest. The unpaid principal of the Prime Rate Balance
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shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Prime Rate in effect from day to day, plus two percent (2.0%), or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the interest rate applicable to a Prime Rate Balance shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate. Interest on this Note shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

     4.   Interest Recapture. On each Interest Payment Date or any other date on
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which interest payments are required hereunder, if Bank does not receive interest on this Note computed at the Contract Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrower be required to pay interest at a rate exceeding the Maximum Rate.

     5.   Interest on Past Due Amounts. To the extent any interest is not paid
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on or before the fifth day after it becomes due and payable, Bank may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon an Event of Default or on the Maturity Date, whether by acceleration or otherwise, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

     6.   Interest Option. Effective as of the date of this Note, Borrower shall
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not have the option of designating any portion of the unpaid balance of this
Note to bear interest at a rate based upon the Adjusted LIBOR Rate. Any amounts outstanding hereunder as of the date of this Note shall upon expiration of the applicable Interest Period be converted to the Prime Rate Balance.

     7.   Special Provisions For LIBOR Pricing. If the adoption of any
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applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Bank to maintain a LIBOR
Balance, Bank shall so notify Borrower. Upon receipt of such notice, Borrower shall be deemed to have converted any LIBOR Balance to the Prime Rate Balance, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain such LIBOR Balance to such day, or (ii) immediately, if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

     8.   Extension, Place, and Application of Payments. Should the principal
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of, or any interest on, this Note become due and payable on any day other than a
Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. All payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds. Payments made to

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Bank by Borrower hereunder shall be applied first to accrued but unpaid interest and then to outstanding principal. Notwithstanding any other provision of this Note, the Loan Agreement or any other Loan Document to the contrary, Borrower may not prepay and reborrow any amount hereunder.

     9.   [Reserved].

     10.  Loan Agreement. This Note is subject to the terms and provisions of
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the Loan Agreement, which is incorporated herein by reference for all purposes.
The holder of this Note is entitled to the benefits provided in the Loan Agreement.

     11.  Prepayments; Consequential Loss. Any prepayment made hereunder shall
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be made together with all interest accrued but unpaid on this Note through the date of such prepayment. Contemporaneously with each prepayment of principal, Borrower shall give Bank written or oral notice indicating whether such prepayment is to be applied to the Prime Rate Balance or a particular LIBOR Balance. If such notice is not timely received by Bank, Borrower shall be deemed to have selected to prepay the LIBOR Balance as Bank determines in its sole discretion and, if any sums remain after satisfying all of the LIBOR Balance, the remaining sums shall be applied to the Prime Rate Balance. Borrower agrees to indemnify and hold Bank harmless from any loss or liability incurred by Bank in connection with honoring telephonic or other oral notices indicating how a prepayment is to be applied. If Borrower makes any payment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrower shall reimburse Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

     12.  Additional Costs. Borrower agrees to pay to Bank all Additional Costs
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within ten (10) days of receipt by Borrower from Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Bank to demand compensation for any Additional Costs in any Interest Period shall not constitute a waiver of Bank's right to demand compensation for any Additional Costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. The term "Additional Costs" shall mean such additional
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amount or amounts as Bank shall reasonably determine will compensate Bank for actual costs incurred by Bank in maintaining LIBOR Rates on the LIBOR Balances or any portion thereof as a result of any change, after the date of this Note, in applicable law, rule or regulation or in the interpretation or administration thereof by, or the compliance by Bank with any request or directive from, any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Bank of the LIBOR Balances or interest on the LIBOR Balances or any portion thereof at an Adjusted LIBOR Rate or any other fees or amounts payable under this Note or the Loan Agreement (other than taxes imposed on all or any portion of the overall net income of Bank by the State of Texas or the Federal government), or imposing, modifying, or applying any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Bank, or imposing

PROMISSORY NOTE - Page 5
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on Bank, as the case may be, or on the London interbank market any other condition affecting this Note, the Loan Agreement, or the LIBOR Balances so as to increase the cost of Bank making or maintaining Adjustable LIBOR Rates with respect to the LIBOR Balances or any portion thereof or to reduce the amount of any sum received or receivable by Bank under this Note or the Loan Agreement (whether of principal, interest, or otherwise), by an amount deemed by Bank in good faith to be material, but without duplication for any Reserve Requirement.

     13.  Notices. Except as otherwise specified herein, all notices and
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requests required or permitted hereunder shall be given in accordance with paragraph 16 of the Loan Agreement.

     14.  Legal Fees. If this Note is placed in the hands of any attorney for
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collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Borrower agrees to pay all costs of collection including, but not limited to, court costs and reasonable attorneys' fees.

     15.  Waivers. Borrower and each surety, endorser, guarantor, and any other
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party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest, intention to accelerate, acceleration and non-payment, or other notice of default, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes; provided, however, this Note may not be amended or modified except by a written instrument signed by the Borrower and the holder hereof. No waiver by Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

     16.  Remedies. Upon the occurrence of any Event of Default, the holder
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hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued but unpaid interest on this Note to be immediately due and payable,
(ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies, and recourses available to the holder hereof, including but not limited to, any such rights, remedies, or recourses under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

     17.  Spreading. Any provision herein, or in any document securing this
          ---------
Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Bank nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Bank or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm or corporation primarily obligated to pay this Note at the time in question. If any construction of this Note or any document securing this Note, or any and all other papers, agreements or commitments,

PROMISSORY NOTE - Page 6
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indicate a different right given to Bank or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith shall in all things comply with the applicable law and proper adjustments shall automatically be made accordingly. In the event that Bank or any holder hereof ever receives, collects or applies as interest any sum in excess of the Maximum Rate, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, Borrower and Bank or any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, Bank or any holder hereof shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Bank or any holder hereof under this Note at the time in question.

     18.  Choice of Law. This Note is being executed and delivered, and is
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intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

     19.  Renewal. This Note renews amounts unpaid as of this date under, and
          -------
modifies the terms of, that certain Promissory Note dated February 29, 2000 in the stated principal amount of $7,500,000.00 executed by Borrower and payable to the order of Bank.

     20.  Entire Agreement. THIS NOTE (TOGETHER WITH THE OTHER LOAN DOCUMENTS)
          ----------------
CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                             RF MONOLITHICS, INC.


                                             By: _________________________
                                             Name: _______________________
                                             Title:_______________________




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